Exhibit 99.1

Cubic Reports Second Quarter Fiscal Year 2021 Results

SAN DIEGO – May 5, 2021 – Cubic Corporation (NYSE: CUB) (“Cubic” or the “Company”) today announced its financial results for the second fiscal quarter ended March 31, 2021.

In light of the pending acquisition of Cubic by Veritas Capital and Evergreen Coast Capital Corporation, the Company will not be hosting a conference call to discuss its financial results. The pending acquisition remains subject to the receipt of certain regulatory approvals and the satisfaction of other closing conditions. Cubic currently anticipates that the pending acquisition will be completed during the second calendar quarter of 2021.

Second Quarter Fiscal 2021 Highlights

●	Sales of $343.4 million, increased 7% year-over-year
●	Net loss from continuing operations attributable to Cubic of $36.0 million, or $1.14 per share, compared to $39.3 million, or $1.25 per share, in the second quarter of the fiscal year ended September 30, 2020 (“fiscal 2020”)
●	Adjusted earnings per share (“EPS”) of $0.15, compared to a loss of $0.12 per share in the second quarter of fiscal 2020
●	Adjusted EBITDA of $22.7 million, compared to $4.5 million in the second quarter of fiscal 2020

“We delivered solid growth in Sales, Adjusted EBITDA and Adjusted EPS in the second quarter of fiscal 2021,” said Bradley H. Feldmann, chairman, president and chief executive officer of Cubic. “We continue to make great progress on our NextCUBIC strategy, which is driving innovation and sustainable value for our customers, employees and communities.”

Financial Results Summary (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

	(in millions, except per share data)
Sales	$343.4	$321.5	$662.2	$650.3
Operating loss	(25.6)	(29.9)	(24.3)	(36.4)
Adjusted EBITDA[1]	22.7	4.5	52.3	15.9
Adjusted net income (loss)[1]	4.8	(3.9)	16.5	(7.6)

Loss from continuing operations attributable to Cubic before income taxes	$(32.6)	$(58.9)	$(42.1)	$(72.8)
Income tax provision (benefit) from continuing operations attributable to Cubic	3.4	(19.7)	6.9	(13.5)
Net loss from continuing operations attributable to Cubic	$(36.0)	$(39.3)	$(49.0)	$(59.2)
Loss per share from continuing operations attributable to Cubic	$(1.14)	$(1.25)	$(1.55)	$(1.89)
Adjusted earnings (loss) per share[1]	0.15	(0.12)	0.52	(0.24)

(1)	A non-GAAP financial measure. See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Second Quarter Fiscal 2021 Results

(all metrics compared to Second Quarter Fiscal 2020 unless otherwise noted)

Sales increased 7% as reported (4% on a constant currency basis) to $343.4 million, compared to $321.5 million in the prior year period, driven by strong growth in Transportation Systems.

Operating loss was $25.6 million, compared to $29.9 million in the prior year period. Results benefited from an increase in operating income in Transportation Systems and a decrease in operating loss in Mission and Performance Solutions. Unallocated corporate and other costs increased to $36.3 million compared to $16.8 million in the prior year period driven by costs incurred in connection with our evaluation of proposals to acquire Cubic and higher restructuring costs in connection with NextCUBIC transformation and cost optimization initiatives.

Adjusted EBITDA increased to $22.7 million, compared to $4.5 million in the prior year period. Adjusted EBITDA margin increased approximately 520 basis points to 6.6%.

Net loss from continuing operations attributable to Cubic was $36.0 million, or $1.14 per share, compared to $39.3 million, or $1.25 per share, in the prior year period. Adjusted net income was $4.8 million, or $0.15 per share, compared to a loss of $3.9 million, or $0.12 per share, in the prior year period.

Net cash used by continuing operations was $36.4 million, including the impact of consolidating the Company’s Boston variable interest entity (“VIE”), compared to $26.5 million in the prior year period. Adjusted Free Cash Flow was negative $33.9 million, compared to negative $37.0 million in the prior year period.

Reportable Segment Results (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

Sales:	(in millions)		(in millions)
Cubic Transportation Systems	$217.4	$197.6	$414.5	$386.2
Cubic Mission and Performance Solutions	126.0	123.9	247.7	264.1
Total sales	$343.4	$321.5	$662.2	$650.3

Operating income (loss):
Cubic Transportation Systems	$33.0	$12.6	$64.7	$26.9
Cubic Mission and Performance Solutions	(22.3)	(25.7)	(38.8)	(34.3)
Unallocated corporate expenses	(36.3)	(16.8)	(50.2)	(29.0)
Total operating loss	$(25.6)	$(29.9)	$(24.3)	$(36.4)

Adjusted EBITDA:
Cubic Transportation Systems	$38.4	$24.2	$74.2	$46.4
Cubic Mission and Performance Solutions	(4.8)	(8.7)	(2.1)	(10.5)
Unallocated corporate expenses	(10.9)	(11.0)	(19.8)	(20.0)
Total Adjusted EBITDA[1]	$22.7	$4.5	$52.3	$15.9

(1)	A non-GAAP financial measure. See the section below titled “Use of Non-GAAP Financial Information” for additional information regarding non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

Cubic Transportation Systems (“CTS”)

CTS sales increased 10% as reported (6% on a constant currency basis) to $217.4 million, compared to $197.6 million in the prior year period, driven by U.S. system development contracts.

CTS Adjusted EBITDA increased 59% to $38.4 million, compared to $24.2 million in the prior year period. Adjusted EBITDA margin of 17.7% increased 550 basis points, compared to the prior year period, reflecting strong project execution and the impact of NextCUBIC cost savings initiatives.

Cubic Mission and Performance Solutions (“CMPS”)

CMPS sales increased 2% as reported (flat on a constant currency basis) to $126.0 million, compared to $123.9 million in the prior year period. Sales reflected an increase in sales generated by C2ISR and expeditionary satellite communications products (GATR), primarily offset by lower sales from the live, virtual and constructive (LVC) training business.

CMPS Adjusted EBITDA improved to negative $4.8 million, compared to negative $8.7 million in the prior year period. Adjusted EBITDA margin improved to negative 3.8%, compared to negative 7.0% in the prior year period, reflecting sales mix as well as lower selling, general and administrative expense as a result of cost savings initiatives, partially offset by higher research and development expense.

Backlog

Backlog decreased by $40.6 million from September 30, 2020 to March 31, 2021. Foreign currency had a favorable impact of $71.8 million during the period.

	March 31,	September 30,
	2021	2020

	(in millions)
Total backlog
Cubic Transportation Systems	$3,072.1	$3,139.9
Cubic Mission and Performance Solutions	554.3	527.1
Total	$3,626.4	$3,667.0

Key Orders: Second Quarter Fiscal 2021

CTS

●	$23 million to provide road tunnel outstation maintenance for Transport for London
●	$13 million to provide IT network and infrastructure upgrades for the Port Authority Trans-Hudson (PATH)
●	$10 million to provide next-generation readers to Bay Area Rapid Transit (BART) and Muni Clipper 2.0

CMPS

●	$57 million in combined orders to provide expeditionary satellite communications products for the United States Army
●	$32 million Unified Video Dissemination System enterprise license renewal with government customer
●	$26 million first delivery order under Cubic’s sole vendor Sailor 2025 Ready Relevant Learning indefinite delivery/indefinite quantity contacts
●	Cubic Nuvotronics awarded a contract worth more than $10 million to support Department of Defense “5G to Next G” program

Balance Sheet

Cubic’s bank net leverage ratio, as defined in the Company’s credit agreement, was 3.5x at the end of the second quarter of our fiscal year ended March 31,2021. The credit agreement allows for net leverage of up to 4.0x.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit www.cubic.com or on Twitter @CubicCorp.

Investor Contact

Kirsten Nielsen

Investor Relations

Cubic Corporation

Kirsten.Nielsen@cubic.com

Media Contact

Christina Itzkowitz

Corporate Communications

Cubic Corporation

Christina.Itzkowitz@cubic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are subject to the safe harbor created by the Act. Forward-looking statements include, among others, statements about Cubic’s expectations regarding future events or its future financial and operating performance and delivering on its strategic growth plan. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the pending acquisition of Cubic by Veritas Capital and Evergreen Coast Capital Corporation; the impact of the COVID-19 outbreak or future epidemics or pandemics on Cubic’s business, financial condition and operating results; Cubic’s dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify Cubic’s contracts with them; Cubic’s assumptions covering behavior by public transit authorities; Cubic’s ability to successfully integrate recently acquired companies, including Trafficware, GRIDSMART, Nuvotronics, Delerrok and PIXIA, into its business and to properly assess the effects of such integration on its financial condition and operating results; the U.S. government’s increased emphasis on awarding contracts to small businesses, and Cubic’s ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which Cubic does business or intends to do business; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; Cubic’s ability to accurately estimate the time and resources necessary to satisfy obligations under its contracts; the effect of adverse regulatory changes on Cubic’s ability to sell products and services; Cubic’s ability to identify, attract and retain qualified employees; unforeseen problems with the implementation and maintenance of Cubic’s information systems, including Cubic’s enterprise resource planning (“ERP”) system; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises (including COVID-19); Cubic’s involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; Cubic’s reliance on subcontractors and on a limited number of third parties to manufacture and supply its products; Cubic’s ability to comply with its development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, Cubic’s products and systems; changes in U.S. and foreign tax laws, exchange rates or Cubic’s economic assumptions regarding its pension plans; and whether closing conditions related to the pending acquisition of Cubic by Veritas Capital and Evergreen Coast Capital Corporation are satisfied or the timing thereof. In addition, please refer to the risk factors contained in Cubic’s filings with the Securities and Exchange Commission (the “SEC”) available at www.sec.gov, including Cubic’s most recent Annual Report on Form 10-K for its fiscal year ended September 30, 2020 and subsequent Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Cubic undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Use of Non-GAAP Financial Information

In addition to results reported under U.S. generally accepted accounting principles (“GAAP”), Cubic provides certain financial measures that are not prepared in accordance with GAAP. These non-GAAP measures consist of organic sales growth, Adjusted net income (loss), Adjusted EPS, Adjusted EBITDA and Adjusted Free Cash Flow. Cubic believes that these non-GAAP measures provide additional insight into its ongoing operations and underlying business trends, facilitate a comparison of its results between current and prior periods, and facilitate the comparison of its operating results with the results of other public companies that provide non-GAAP measures. Cubic uses Adjusted EBITDA internally to evaluate the operating performance of its business, for strategic planning purposes, and as a factor in determining incentive compensation for certain employees. These non-GAAP measures facilitate company-to-company operating comparisons by excluding items that Cubic believes are not part of its core operating performance. Organic sales growth is defined as the year-over-year percentage change in reported sales relative to the prior comparable period, excluding the impact of acquisitions and divestitures over the prior 12 months and the impact of foreign currency translation. Adjusted EBITDA is defined as GAAP net income from continuing operations attributable to Cubic before interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, other non-operating expense, acquisition-related expenses, strategic and information technology (“IT”) system resource planning expenses, restructuring costs, and gains or losses on the disposal of fixed assets. Adjusted net income is defined as GAAP net income from continuing operations attributable to Cubic excluding amortization of purchased intangibles, restructuring costs, loss on extinguishment of debt, acquisition-related expenses, strategic and IT system resource planning expenses, gains or losses on the disposal of fixed assets, other non-operating expense (income), tax impacts related to acquisitions, and the impact of the Tax Cuts and Jobs Act. Adjusted EPS is defined as Adjusted net income on a per share basis using the weighted average diluted shares outstanding. Strategic and IT system resource planning expenses consists of expenses incurred in the development of Cubic’s ERP system and the redesign of its supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization. Acquisition-related expenses include business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, expenses recognized related to the change in the fair value of contingent consideration for acquisitions, and costs incurred in connection with proposals to acquire Cubic.

Adjusted Free Cash Flow is defined as Net cash provided by continuing operations, excluding operating cash flow associated with the VIE in which Cubic has a 10% equity stake, less capital expenditures plus proceeds from the sale of fixed assets and the receipt of withheld proceeds from the sale of trade receivables. The VIE has contracted with Cubic for the design-build and operations and maintenance phases of the next-generation fare collection system for the Massachusetts Bay Transportation Authority and pays Cubic progress payments during the design-build phase of the project. These payments are primarily funded by non-recourse debt issued by the VIE. Additional information regarding the VIE can be found in Cubic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its subsequent Quarterly Reports on Form 10-Q. Management believes that Adjusted Free Cash Flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Cubic’s business, in addition to the other adjustments noted above. Adjusted Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures are not deducted from the measure.

These non-GAAP measures are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the Company or as alternatives to net income as a measure of performance. In addition, other companies may define these non-GAAP measures differently and, as a result, Cubic’s non-GAAP measures may not be directly comparable to the non-GAAP measures of other companies. Furthermore, non-GAAP financial measures have limitations as an analytical tool and you should not consider these measures in isolation, or as a substitute for analysis of Cubic’s results as reported under GAAP. Investors are advised to carefully review Cubic’s GAAP financial results that are disclosed in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its subsequent Quarterly Reports on Form 10-Q.

Cubic reconciles organic sales growth to sales growth as reported, which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted EBITDA and Adjusted net income (loss) to GAAP net income (loss), which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted EPS to GAAP EPS, which it considers to be the most directly comparable GAAP financial measure. Cubic reconciles Adjusted Free Cash Flow to Net cash provided by continuing operations, which it considers to be the most directly comparable GAAP financial measure. The following tables reconcile these non-GAAP measures to their most directly comparable GAAP financial measure:

ORGANIC SALES GROWTH RATE RECONCILIATION (UNAUDITED)

	Three Months Ended March 31, 2021			Six Months Ended March 31, 2021
	Cubic	CTS	CMPS	Cubic	CTS	CMPS
Sales growth as reported	6.8%	10.0%	1.7%	1.8%	7.3%	(6.2)%
Contribution from acquisitions	—	—	—	(0.4)%	(0.1)%	(0.9)%
Foreign currency translation	(3.2)%	(4.2)%	(1.5)%	(2.2)%	(2.9)%	(1.0)%
Organic sales growth	3.6%	5.8%	0.2%	(0.7)%	4.3%	(8.1)%

Note: Percentages may not sum due to rounding.

GAAP NET INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) RECONCILIATION (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions, except margin data)	March 31,		March 31,
Cubic Transportation Systems	2021	2020	2021	2020
Sales	$217.4	$197.6	$414.5	$386.2
Operating income	$33.0	$12.6	$64.7	$26.9
Depreciation and amortization	7.5	7.4	15.0	14.5
Noncontrolling interest in EBITDA of VIE	(3.8)	(1.3)	(7.2)	(2.2)
Acquisition-related expenses (gains), excluding amortization	0.1	5.4	(0.1)	6.7
Restructuring costs	1.6	0.1	1.8	0.5
Adjusted EBITDA	$38.4	$24.2	$74.2	$46.4
Adjusted EBITDA margin	17.7%	12.2%	17.9%	12.0%

	Three Months Ended		Six Months Ended
(in millions, except margin data)	March 31,		March 31,
Cubic Mission and Performance Solutions	2021	2020	2021	2020
Sales	$126.0	$123.9	$247.7	$264.1
Operating loss	$(22.3)	$(25.7)	$(38.8)	$(34.3)
Depreciation and amortization	15.2	15.1	30.3	24.3
Acquisition-related expenses (gains), excluding amortization	1.5	1.2	2.5	(1.0)
(Gain) loss on sale of fixed assets	-	0.1	-	(0.1)
Restructuring costs	0.8	0.6	3.9	0.6
Adjusted EBITDA	$(4.8)	$(8.7)	$(2.1)	$(10.5)
Adjusted EBITDA margin	(3.8)%	(7.0)%	(0.8)%	(4.0)%

	Three Months Ended		Six Months Ended
(in millions, except margin data)	March 31,		March 31,
Cubic Consolidated	2021	2020	2021	2020
Sales	$343.4	$321.5	$662.2	$650.3
Net income (loss) from continuing operations attributable to Cubic	$(36.0)	$(39.3)	$(49.0)	$(59.2)
Noncontrolling interest in net income (loss) of VIE	16.8	(13.2)	22.5	(9.2)
Income tax provision (benefit)	3.4	(19.7)	6.9	(13.5)
Interest expense, net	4.8	6.6	11.2	9.7
Loss on extinguishment of debt	-	16.1	-	16.1
Other non-operating expense (income), net	(14.5)	19.6	(15.8)	19.8
Operating loss	$(25.6)	$(29.9)	$(24.3)	$(36.4)
Depreciation and amortization	25.0	23.4	49.7	40.4
Noncontrolling interest in EBITDA of VIE	(3.8)	(1.3)	(7.2)	(2.2)
Acquisition-related expenses, excluding amortization	18.5	6.6	20.8	5.9
Strategic and IT system resource planning expenses	0.7	1.8	1.3	2.9
(Gain) loss on sale of fixed assets	0.1	0.1	0.1	(0.1)
Restructuring costs	7.8	3.8	11.9	5.4
Adjusted EBITDA	$22.7	$4.5	$52.3	$15.9
Adjusted EBITDA margin	6.6%	1.4%	7.9%	2.4%

Note: Amounts may not sum due to rounding

GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS) AND GAAP EPS TO ADJUSTED EPS RECONCILIATION (UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

(in millions, except per share data)
GAAP EPS	$(1.14)	$(1.25)	$(1.55)	$(1.89)
GAAP Net loss from continuing operations attributable to Cubic	$(36.0)	$(39.3)	$(49.0)	$(59.2)
Noncontrolling interest in net income (loss) of VIE	16.8	(13.2)	22.5	(9.2)
Amortization of purchased intangibles	15.0	16.5	31.1	26.6
(Gain) loss on sale of fixed assets	0.1	0.1	0.1	(0.1)
Restructuring costs	7.8	3.8	11.9	5.4
Loss on extinguishment of debt	—	16.1	—	16.1
Acquisition-related expenses, excluding amortization	18.5	6.6	20.8	5.9
Strategic and IT system resource planning expenses	0.7	1.8	1.3	2.9
Other non-operating expense (income), net	(14.5)	19.6	(15.8)	19.8
Noncontrolling interest in Adjusted Net Income of VIE	(3.2)	(1.3)	(6.0)	(2.2)
Tax impact related to acquisitions[1]	—	(13.5)	0.2	(13.5)
Impact of U.S. Tax Reform	—	0.5	—	0.5
Tax impact related to non-GAAP adjustments[2]	(0.4)	(1.6)	(0.6)	(0.6)
Adjusted Net Income (Loss)	$4.8	$(3.9)	$16.5	$(7.6)
Adjusted EPS	$0.15	$(0.12)	$0.52	$(0.24)

Weighted Average Diluted Shares Outstanding (in thousands)	31,633	31,296	31,598	31,284

Note: Amounts may not sum due to rounding

1 Represents the tax accounting impact of significant discrete items recorded at the time of acquisition.

2 The tax effect of the non-GAAP adjustments is generally based on the statutory tax rate of the jurisdiction of the event.

OPERATING CASH FLOW TO ADJUSTED FREE CASH FLOW RECONCILIATION (UNAUDITED)

	Three Months Ended		Six Months Ended
(in millions)	March 31,		March 31,
Cubic Consolidated	2021	2020	2021	2020
Net cash provided by (used in) continuing operating activities	$(36.4)	$(26.5)	$(58.6)	$(74.1)
Capital expenditures	(13.4)	(13.5)	(20.1)	(25.3)
Operating cash flow associated with VIE	15.3	3.0	35.5	23.2
Receipt of withheld proceeds from sale of trade receivables	0.6	—	2.5	5.5
Adjusted Free Cash Flow	$(33.9)	$(37.0)	$(40.7)	$(70.7)

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net sales:
Products	$200,428	$187,494	$381,917	$388,098
Services	142,980	133,988	280,285	262,223
	343,408	321,482	662,202	650,321
Costs and expenses:
Products	149,671	153,002	287,690	319,845
Services	98,879	88,420	182,309	171,068
Selling, general and administrative expenses	83,141	78,294	146,801	144,209
Research and development	14,368	11,360	26,514	19,782
Amortization of purchased intangibles	15,033	16,493	31,140	26,582
(Gain) loss on sale of property, plant and equipment	125	40	125	(130)
Restructuring costs	7,746	3,807	11,881	5,382
	368,963	351,416	686,460	686,738

Operating loss	(25,555)	(29,934)	(24,258)	(36,417)

Other income (expenses):
Interest and dividend income	1,946	1,693	3,735	3,911
Interest expense	(6,734)	(8,219)	(14,905)	(13,582)
Loss on extinguishment of debt	—	(16,090)	—	(16,090)
Other income (expense), net	14,543	(19,664)	15,839	(19,791)

Loss from continuing operations before income taxes	(15,800)	(72,214)	(19,589)	(81,969)

Income tax provision (benefit)	3,440	(19,784)	6,929	(13,538)

Loss from continuing operations	(19,240)	(52,430)	(26,518)	(68,431)
Net income (loss) from discontinued operations	—	129	—	(455)
Net loss	(19,240)	(52,301)	(26,518)	(68,886)

Less noncontrolling interest in net income (loss) of VIE	16,777	(13,178)	22,494	(9,188)

Net loss attributable to Cubic	$(36,017)	$(39,123)	$(49,012)	$(59,698)

Amounts attributable to Cubic:
Net loss from continuing operations	$(36,017)	$(39,252)	$(49,012)	$(59,243)
Net loss from discontinued operations	—	129	—	(455)
Net loss attributable to Cubic	$(36,017)	$(39,123)	$(49,012)	$(59,698)

Net loss per share:
Basic
Continuing operations attributable to Cubic	$(1.14)	$(1.25)	$(1.55)	$(1.89)
Discontinued operations	$—	$—	$—	$(0.01)
Basic earnings per share attributable to Cubic	$(1.14)	$(1.25)	$(1.55)	$(1.91)

Diluted
Continuing operations attributable to Cubic	$(1.14)	$(1.25)	$(1.55)	$(1.89)
Discontinued operations	$—	$—	$—	$(0.01)
Diluted earnings per share attributable to Cubic	$(1.14)	$(1.25)	$(1.55)	$(1.91)

Weighted average shares used in per share calculations:
Basic	31,633	31,296	31,598	31,284
Diluted	31,633	31,296	31,598	31,284

CUBIC CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands)

	March 31,	September 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$133,817	$128,619
Cash of consolidated VIE	1,546	1,065
Restricted cash	28,580	25,478
Restricted cash of consolidated VIE	7,322	1,822
Accounts receivable:
Billed	109,604	161,473
Allowance for doubtful accounts	(1,450)	(1,498)
	108,154	159,975

Contract assets	321,545	268,773
Recoverable income taxes	20,502	17,434
Inventories	132,803	127,251
Other current assets	41,926	32,626
Other current assets of consolidated VIE	—	31
Total current assets	796,195	763,074

Long-term contracts financing receivables	72,605	64,642
Long-term contracts financing receivables of consolidated VIE	257,185	221,245
Property, plant and equipment, net	168,783	166,301
Operating lease right-of-use asset	83,076	87,167
Financing lease right-of-use asset, net	12,766	—
Deferred income taxes	5,483	4,790
Goodwill	788,027	784,882
Purchased intangibles, net	179,460	210,361
Other assets	25,424	21,759
Other assets of consolidated VIE	12,454	—
Total assets	$2,401,458	$2,324,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$279,000	$215,716
Trade accounts payable	147,223	156,953
Trade accounts payable of consolidated VIE	35	49
Contract liabilities	74,779	75,546
Accrued compensation and current liabilities	131,465	126,388
Other current liabilities of consolidated VIE	108	85
Income taxes payable	719	799
Current portion of long-term debt	11,250	11,250
Total current liabilities	644,579	586,786

Long-term debt	425,498	430,115
Long-term debt of consolidated VIE	208,594	163,348
Operating lease liability	76,971	80,568
Financing lease liability	10,002	395
Other noncurrent liabilities	58,163	68,939
Other noncurrent liabilities of consolidated VIE	—	5,890

Shareholders’ equity:
Common stock	304,293	295,986
Retained earnings	797,190	850,472
Accumulated other comprehensive loss	(132,408)	(149,603)
Treasury stock at cost - 9,031 shares at March 31, 2021 and 8,945 at September 30, 2020	(41,321)	(36,078)
Shareholders’ equity related to Cubic	927,754	960,777
Noncontrolling interest in VIE	49,897	27,403
Total shareholders’ equity	977,651	988,180
Total liabilities and shareholders’ equity	$2,401,458	$2,324,221

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(amounts in thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Operating Activities:
Net loss	$(19,240)	$(52,301)	$(26,518)	$(68,886)
Net income (loss) from discontinued operations	—	(129)	—	455
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,055	23,414	49,716	40,364
Share-based compensation expense	6,472	5,382	11,151	9,859
Change in fair value of contingent consideration	1,260	(1,473)	684	(4,478)
Change in fair value of interest rate swap of consolidated VIE	(15,091)	15,819	(18,343)	11,482
Deferred income taxes	161	2,909	(977)	2,909
Loss on extinguishment of debt	—	16,090	—	16,090
Other items	2,094	13	5,705	4,308
Changes in operating assets and liabilities, net of effects from acquisitions	(37,150)	(36,281)	(80,027)	(86,222)
NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	(36,439)	(26,557)	(58,609)	(74,119)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	129	—	85
NET CASH USED IN OPERATING ACTIVITIES	(36,439)	(26,428)	(58,609)	(74,034)

Investing Activities:
Acquisition of businesses, net of cash acquired	—	(234,538)	—	(234,538)
Purchases of property, plant and equipment	(13,389)	(13,478)	(20,053)	(25,311)
Purchase of non-marketable debt and equity securities	(1,446)	—	(1,446)	—
Receipt of withheld proceeds from sale of trade receivables	641	—	2,483	5,521
NET CASH USED IN INVESTING ACTIVITIES	(14,194)	(248,016)	(19,016)	(254,328)

Financing Activities:
Proceeds from short-term borrowings	104,786	727,000	186,644	884,500
Principal payments on short-term borrowings	(32,956)	(616,500)	(123,646)	(743,000)
Proceeds from long-term borrowings	1,008	450,000	1,008	450,000
Principal payments on long-term borrowings	(3,653)	(199,833)	(5,625)	(199,833)
Proceeds from long-term borrowings of consolidated VIE	18,967	3,036	41,501	23,222
Debt extinguishment make-whole payment	—	(15,856)	—	(15,856)
Deferred financing fees	—	(2,517)	—	(2,517)
Principal payments on finance lease liability	(673)	—	(691)	—
Proceeds from stock issued under employee stock purchase plan	1,170	—	1,170	1,169
Purchase of common stock	(1,004)	(39)	(4,014)	(3,660)
Shares repurchased for tax withholdings	(5,243)	—	(5,243)	—
Dividends paid	(4,270)	(4,225)	(4,270)	(4,225)
Contingent consideration payments related to acquisitions of businesses	(1,006)	—	(1,006)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	77,126	341,066	85,828	389,800

Effect of exchange rates on cash	(2,448)	(11,224)	6,078	(7,203)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	24,045	55,398	14,281	54,235

Cash, cash equivalents and restricted cash at the beginning of the period	147,220	94,458	156,984	95,621

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT THE END OF THE PERIOD	$171,265	$149,856	$171,265	$149,856

Supplemental disclosure of non-cash investing and financing activities:
Receivable recognized in connection with the acquisition of PIXIA, net	—	1,214	—	1,214
Contingent consideration liability incurred with the acquisition of Delerrok	—	1,600	—	1,600